EXHIBIT 16.1

January 30, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: NB Telecom, Inc.
Commission File No. 333-134073

We have read the statements that we understand NB Telecom, Inc. will include in Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to agree or disagree with any other statements made in the Form 8-K.

Respectfully submitted,

Certified Public Accountants